SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        DATE OF REPORT: FEBRUARY 14, 2007
                        (Date of earliest event reported)



                            INCENTRA SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)



               333-16031                           86-0793960
        (Commission File No.)                  (I.R.S. Employer
                                               Identification No.)





                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
               (Address of principal executive offices; zip code)

                                 (303) 440-7930
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):



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|_|  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))






















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                  SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         (b) Effective February 14, 2007, Paul McKnight resigned as our Chief Financial Officer. Mr. McKnight will continue to serve as an employee of our company for a transition period of unspecified duration and receive salary and other benefits in accordance with the terms of his employment agreement, a copy of which was previously filed with the Commission.

         (c) Effective February 14, 2007, we appointed Anthony DiPaolo as our new Chief Financial Officer. The biographical information regarding Mr. DiPaolo required by this item is as follows:

NAME                  AGE       BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
----                  ---       ----------------------------------------------

Anthony DiPaolo       47        Mr.  DiPaolo  has served as our Chief  Financial
                                Officer since February 2007.  From 2001 until he
                                joined our company,  he served as the President,
                                Chief  Executive  Officer  and  Chief  Financial
                                Officer  of  Mediacell,   Inc.,  a  provider  of
                                wireless  broadband data network services.  From
                                2000  until  2003,  he served as  interim  Chief
                                Financial Officer of PDS Financial  Corporation,
                                a   publicly-traded    company   that   provides
                                financing and asset  management  services to the
                                gaming  industry.  He has held other finance and
                                accounting  related  positions  since 1980.  Mr.
                                DiPaolo   earned  his  bachelor  of  science  in
                                accounting from the University of Denver. He is licensed as a certified public accountant.


ANTHONY DIPAOLO EMPLOYMENT AGREEMENT

         Effective February 15, 2007, we entered into an "at-will" employment agreement with Anthony DiPaolo, our newly appointed Chief Financial Officer. The employment agreement provides that Mr. DiPaolo will receive an annual base salary of $230,000, which is subject to increase at the discretion of the compensation committee of our Board of Directors. For the fiscal year ending December 31, 2007, he will receive a guaranteed bonus of $33,333 and will be eligible for a bonus of up to $100,000 based upon his achievement of performance objectives.


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Thereafter, he will be entitled to participate in any incentive bonus programs established by the compensation committee. Mr. DiPaolo will also be eligible to participate in our equity incentive plan pursuant to which he will be entitled to receive stock option and other equity-based awards when and as determined by the compensation committee.

         The employment agreement provides that we may terminate Mr. DiPaolo's employment at any time upon written notice to Mr. DiPaolo and he may terminate his employment upon thirty (30) days' prior written notice to us. If Mr. DiPaolo is terminated without cause (as defined in the agreement), he will be entitled to receive his full salary and group health plan benefits for twelve months following the date of termination. Mr. DiPaolo is not entitled to receive any compensation or benefits if he terminates the agreement for any reason or if we terminate the agreement for cause. The terms of the agreement prohibit Mr. DiPaolo, during the term of his employment with us and for one year thereafter, from engaging, assisting or investing in a business that is competitive with our business, and prohibits Mr. DiPaolo, during the term of his employment with us and for two years thereafter, from soliciting or employing any of our employees or soliciting or encouraging any of our customers or suppliers to adversely modify their relationship with us.

The foregoing summary description of the employment agreement with Mr. DiPaolo is qualified in its entirety by the agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

      (c)    Exhibits.

       NUMBER     DOCUMENTS
       ------     ---------

         10.1 Employment Agreement, effective February 15, 2007, between Incentra Solutions, Inc. and Anthony DiPaolo.

         99.1     Press Release, dated February 20, 2007.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INCENTRA SOLUTIONS, INC.

Date:  February 20, 2007                       By:  /s/THOMAS P. SWEENEY III
                                                    ----------------------------
                                                    Thomas P. Sweeney III
                                                    Chief Executive Officer














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                                  EXHBIT INDEX

       NUMBER     DOCUMENTS
       ------     ---------

       10.1 Employment Agreement, effective February 15, 2007, between Incentra Solutions, Inc. and Anthony DiPaolo.

       99.1       Press Release, dated February 20, 2007.